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                                                                    EXHIBIT 99.1

                          PHOENIX FOOTWEAR GROUP, INC.
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

                     PHOENIX FOOTWEAR GROUP, INC. ANNOUNCES
                           THIRD QUARTER 2003 RESULTS

Carlsbad, California, October 21, 2003 -- Phoenix Footwear Group, Inc. (Amex:
PXG) announced today consolidated results for the third quarter ended September 27, 2003. Net sales totaled $11.0 million versus $9.5 million for the third quarter of 2002, an increase of $1.5 million or 15.6%. Gross Profit for the third quarter increased to $4.5 million as compared to $3.8 million for the prior year quarter, an increase of 18.9%. The increase in net sales for the third quarter of 2003 is primarily a result of the H.S. Trask(R) and Ducks Unlimited(R) footwear lines that were acquired on August 7, 2003.

The Company's financial results for the third quarter of 2003 resulted in net income of $1.1 million. Net income was impacted as a result of a $285,000 excise tax refund associated with the 2001 Penobscot pension plan reversion, offset by expenses totaling $109,000 related to the H.S. Trask & Co. acquisition and corporate relocation costs. Net income per diluted share was $0.26 for the current quarter and included $0.05 per share from the excise tax refund, offset by acquisition and corporate relocation costs. Net income per diluted share for the comparable prior year quarter was $0.14 and included ($0.03) per share in asset impairment charges.

Net income per diluted share was $0.20 for the nine month period ended September 27, 2003 and included ($0.26) per share in litigation settlement, acquisition, and corporate relocation costs totaling $1.9 million, offset by a $285,000 excise tax refund. Net income per diluted share for the comparable prior year period was $0.39 and included ($0.03) per share in asset impairment charges.

The per share amounts for the quarter and nine months ended September 27, 2003 include the weighted average share effect of the 699,980 shares of newly issued common stock associated with the H.S. Trask & Co. acquisition. Additionally, all per share amounts reflect the Company's 2 for 1 stock split which was effective May 22, 2003.

Greg A. Tunney, President and COO, commented, "Our third quarter revenue growth reflects the addition of the H.S. Trask(R) and Ducks Unlimited(R) brands during the quarter, offset by the soft environment in the footwear market. However, due to our strict emphasis on product discipline, inventory management and cost controls we were able to maintain a healthy 41% gross profit margin. With the overall retail environment showing improvement, we are optimistic that our organic sales growth can rebound during the fourth quarter and our underlying business operations are positioned to generate solid earnings growth for the full year."

James R. Riedman, Chairman and CEO, commented, "We continue to make notable progress in acquiring complimentary footwear and apparel companies that are expected to increase our revenue and profit growth potential. During the quarter, we closed on the acquisition of H.S. Trask & Co., marking our entry into the men's casual footwear market. We also expect to further strengthen our brand portfolio through our planned acquisition of Royal Robbins, Inc., which is expected to close in the current fourth quarter. The addition of Royal
Robbins(R) would provide us with another growth driver, by adding a complete line of classic, high-quality men's and women's outdoor clothing to the Phoenix Footwear umbrella."
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                                                                     Page 2 of 6


RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 27, 2003:

Net sales for the quarter ended September 27, 2003 increased 15.6% to $11.0 million as compared to $9.5 million for the third quarter of 2002. Excluding sales from the H.S. Trask(R) and Ducks Unlimited(R) lines, net sales for the third quarter were $9.5 million, comparable with the third quarter of 2002.

Gross profit in the third quarter of 2003 increased 18.9% to $4.5 million or 41.3% of net sales as compared to $3.8 million or 40.1% of net sales in the third quarter of 2002. The improvement in gross margin as a percentage of net sales primarily relates to an improved product sales mix and a reduction in the volume of closeout sales.

Selling, general and administrative expenses for the third quarter of 2003 were $3.0 million or 27.3% of net sales, versus $2.6 million or 27.5% of net sales for the third quarter of 2002. This increase was primarily related to increased marketing and advertising expenses, increased employee compensation and benefit costs, and occupancy costs associated with the Company's new West Coast operations.

During the third quarter of 2003, interest expense amounted to $61,000, compared to $73,000 in the comparable prior year period. The decrease is a result of lower interest rates and average outstanding indebtedness during the current quarter as compared to the prior year period.

The effective tax rate during the third quarter ended September 27, 2003 was 31% due primarily to an excise tax refund, which is non-taxable for income tax purposes.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 27, 2003:

Net sales for the nine months ended September 27, 2003 decreased 3.5% to $27.8 million as compared to $28.8 million for the nine months ended September 30, 2002. Included in the net sales for the nine months ended September 27, 2003 are $1.5 million in sales from the H.S. Trask(R) and Ducks Unlimited(R) footwear lines which were acquired on August 7, 2003. Excluding sales from the H.S. Trask(R) and Ducks Unlimited(R) lines, net sales for the nine months ended September 27, 2003 decreased $2.5 million or 8.7% compared to the nine months ended September 30, 2002. This decrease was primarily due to depressed retail and economic conditions.

Gross profit for the nine months ended September 27, 2003 increased 9.4% to $11.7 million or 42.3% of net sales as compared to $10.7 million or 37.3% of net sales for the comparable prior year period. The improvement in gross margin as a percentage of net sales primarily relates to an improved product sales mix and a reduction in the volume of closeout sales.

Selling, general and administrative expenses for the nine months ended September 27, 2003 were $8.5 million, or 30.5% of net sales, versus $7.6 million, or 26.5% of net sales for the comparable prior year period. This increase was primarily due to increased marketing and advertising expenses, employee compensation and benefit costs, and increased occupancy costs associated with the Company's new West Coast operations.

Interest expense for the nine months ended September 27, 2003 totaled $513,000 and included interest charges of $376,000 related to previously disclosed dissenting shareholders' litigation. Without these interest charges, interest expense would have been $137,000 as compared to $408,000 in the prior year period. The decrease is a result of lower interest rates and average
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                                                                     Page 3 of 6



outstanding indebtedness during the current nine-month period as compared to the prior year period.

In accordance with the Company's stock repurchase program approved by its Board of Directors in May 2002, the Company repurchased approximately 57,800 shares during the nine month period ended September 27, 2003 at an average purchase price of $3.47. The Company did not repurchase any shares during the third quarter ended September 27, 2003.

ABOUT PHOENIX FOOTWEAR GROUP, INC.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men's and women's casual and dress footwear. The Company's premium footwear brands include the Trotters(R), SoftWalk(R), H.S. Trask(R), and Ducks Unlimited(R) lines. The Company was ranked by Footwear News as the fastest growing footwear firm during the three-year period of 1999 to year-end 2001, and the 10th most profitable for 2002 based on net margins. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

Forward-Looking Statements:

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding expected earnings for the year, the expected benefits of the proposed acquisition of Royal Robbins and the likelihood and timing of the closing of the transaction. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These include without limitation, changing consumer preferences, risks relating to our inability to successfully design, develop or market our brands, competition from others competing in our markets, loss of key employees, our inability to source our products due to political or economic factors or the imposition of trade or duty restrictions, the possibility of impairment charges resulting from future adjustments to the value of goodwill we recorded in connection with the H.S. Trask acquisition, the possibility that the Royal Robbins transaction will not close or that the closing may be delayed, risks that businesses we have or may acquire will not be successfully integrated with our existing business and the impact that the failure to successfully integrate could have on the realization of the anticipated benefits of the acquisitions, our ability to retain customers of acquired businesses and market acceptance of the acquisitions. More information about potential factors that could affect Phoenix Footwear's business and financial results is included in Phoenix Footwear's Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2002 filed with the Securities and Exchange Commission (the "SEC"), the Registration Statement on Form S-3 filed by Phoenix Footwear on September 24, 2003 with the SEC under the caption "Risk Factors", both of which are available at the SEC's website at www.sec.gov. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statement.
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                         (See Attached Financial Tables)

CONTACTS:

Kenneth Wolf                           Todd St.Onge
Chief Financial Officer                Brainerd Communicators, Inc.
Phoenix Footwear Group, Inc.           (212) 986-6667
(760) 602-9688
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                          Phoenix Footwear Group, Inc.
                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS


                                   FOR THE QUARTER ENDED                FOR THE NINE MONTHS ENDED
                                        (UNAUDITED)                           (UNAUDITED)
                            September 27,        September 30,       September 27,         September 30,
                               2003                   2002               2003                   2002
                               ----                   ----               ----                   ----
NET SALES                $11,002,000  100.0%  $9,521,000  100.0%   $27,761,000 100.0%   $28,760,000  100.0%
Cost of goods sold         6,463,000   58.7%   5,703,000   59.9%    16,016,000  57.7%    18,027,000   62.7%
                         -----------  -----   ----------  -------  -----------  ----    -----------  -----
GROSS PROFIT               4,539,000   41.3%   3,818,000   40.1%    11,745,000  42.3%    10,733,000   37.3%
OPERATING EXPENSES:
  Selling and
    administrative
    expenses               3,009,000   27.3%   2,621,000   27.5%     8,463,000  30.5%     7,621,000   26.5%
  Other expense, net        (184,000)  -1.7%     205,000    2.2%     1,231,000   4.4%       205,000    0.7%
                         -----------  -----   ----------  -------  -----------  ----    -----------  -----
     Total operating
       expenses            2,825,000   25.7%   2,826,000   29.7%     9,694,000  34.9%     7,826,000   27.2%
                         -----------          ----------           -----------          -----------  -----
INCOME FROM OPERATIONS     1,714,000   15.6%     992,000   10.4%     2,051,000   7.4%     2,907,000   10.1%
Interest expense              61,000    0.6%      73,000    0.8%       513,000   1.8%       408,000    1.4%
                         -----------  -----   ----------  -------  -----------  ----    -----------  -----
INCOME BEFORE INCOME
  TAXES                    1,653,000   15.0%     919,000    9.7%     1,538,000   5.5%     2,499,000    8.7%
Income tax provision         507,000             368,000               706,000            1,000,000
                         -----------          ----------           -----------          -----------
NET INCOME               $ 1,146,000   10.4%  $  551,000    5.8%   $   832,000   3.0%   $ 1,499,000    5.2%
                         ===========          ==========           ===========          ===========

EARNINGS PER COMMON
  SHARE:
Basic                    $      0.28          $     0.16           $      0.22          $      0.44
                         ===========          ==========           ===========          ===========
Diluted                  $      0.26          $     0.14           $      0.20          $      0.39
                         ===========          ==========           ===========          ===========

Weighted-average shares
  outstanding:
Basic                      4,066,444           3,541,210             3,777,910            3,404,674
Diluted                    4,479,444           3,886,494             4,092,379            3,872,362

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                          Phoenix Footwear Group, Inc.
                      CONSOLIDATED CONDENSED BALANCE SHEETS


                                                     AS OF          AS OF
                                                 SEPTEMBER 27,   DECEMBER 31,
ASSETS                                               2003           2002
                                                  -----------    -----------
                                                  (UNAUDITED)
Current assets:
    Cash                                          $        --    $ 1,265,000
    Accounts receivable, net                        9,414,000      5,679,000
    Other accounts receivable                         545,000        316,000
    Inventories, net                                9,725,000      6,662,000
    Deferred taxes                                    297,000        297,000
    Other current assets                              448,000        185,000
                                                  -----------    -----------
           Total current assets                    20,429,000     14,404,000

Property, plant & equipment, net                    1,106,000      1,499,000
Goodwill & unamortizable intangibles                5,257,000      1,645,000
Intangible assets, net                                777,000             --
Other assets                                          840,000      1,406,000
                                                  -----------    -----------
                                                  $28,409,000    $18,954,000
                                                  ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                              $ 3,044,000    $ 1,872,000
    Accrued expenses                                1,321,000      1,164,000
    Note payable - line of credit                   2,967,000             --
    Notes payable - current                         1,350,000        750,000
    Liability to former stockholders                       --      1,806,000
    Income taxes payable                              427,000             --
                                                  -----------    -----------
           Total current liabilities                9,109,000      5,592,000

Notes payable, non-current                          3,900,000      2,250,000
Deferred income tax                                 1,000,000      1,000,000
                                                  -----------    -----------
           Total liabilities                       14,009,000      8,842,000

Stockholders' equity                               14,400,000     10,112,000
                                                  -----------    -----------
                                                  $28,409,000    $18,954,000
                                                  ===========    ===========